STATE OF NORTH CAROLINA

COUNTY OF WAKE

LIMITED POWER OF ATTORNEY

The undersigned hereby constitutes and appoints John R. McArthur, Senior

Vice President, General Counsel and Secretary of Progress Energy, Inc.

and Robert M. Williams, Assistant Secretary of Progress Energy, Inc.

or their successors in office, as attorneys in fact to execute and cause to be filed from time to time with the United States Securities and

Exchange Commission (the "Commission") in his name, place and stead,

reports pursuant to Section 16(a) of the Securities and Exchange Act of

1934, as amended, (Forms 3, 4 or 5), as to his beneficial ownership of securities and Form 144 Notice of Proposed Sale of securities pursuant to the Securities and Exchange Act of 1933. This power shall remain in force until revoked in writing and may be relied upon by the Commission as being in force until it is notified in writing of such revocation.

IN WITNESS WHEREOF, the undersigned has herewith set his hand on this 15th day of December 2004

On this 15th day of December 2004 personally appeared before me, the said

Lloyd M. Yates to me known and known to me to be the person described in and who executed the foregoing instrument and he acknowledged that he executed the same and being duly sworn by me, made oath that the statements in the foregoing instrument are true.

Notary Public